UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

Marizyme, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Heritage Drive, Suite 205

Jupiter, Florida 33458

(Address of principal executive offices, including zip code)

(561) 935-9955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 12, 2024, Marizyme, Inc. (the “Company”) executed a Promissory Note (“Note”) in favor of Qualigen Therapeutics, Inc. (the “Lender”) in the aggregate principal amount of $1,250,000 (the “Principal”). The Note is due and payable upon demand and the Principal bears interest at the rate of 18% per annum. In connection with the issuance of the Note, the Company received proceeds from the Lender in the amount of $1,250,000.

The Company may prepay all or any part of the outstanding Principal or interest due on the Note, at any time, in whole or in part, without premium or penalty.

In the event of a default by the Company in the payment of the Principal and interest, the Note provides that the Lender will have liquidation preference and a first right of recovery in any future bankruptcy or insolvency proceeding.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Promissory Note, dated July 12, 2024, in favor of Lender
104	Cover Page Interactive Data File (embedded within the XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARIZYME, INC.

Dated: July 18, 2024	By:	/s/ David Barthel
	Name:	David Barthel
	Title:	Chief Executive Officer

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